UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 24, 2026

ALKERMES PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-35299	98-1007018
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Connaught House, 1 Burlington Road
Dublin 4, Ireland D04 C5Y6
(Address of principal executive offices)

Registrant's telephone number, including area code: + 353-1-772-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.01 par value	ALKS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

Alkermes plc (the “Company”) filed a Current Report on Form 8-K on February 25, 2026 (the “Original Form 8-K”), reporting, among other items, that the Company’s board of directors (the “Board”) had appointed Blair C. Jackson, the Company’s then-current Executive Vice President, Chief Operating Officer, to serve as the Company’s Chief Executive Officer (“CEO”), effective August 1, 2026.

This Amendment No. 1 on Form 8-K/A (this “Form 8-K/A”) amends and supplements Item 5.02 of the Original Form 8-K to provide information regarding additional actions taken by the Board in connection with Mr. Jackson’s appointment, including (i) information regarding the compensation awarded to Mr. Jackson, which was not yet determined at the time of filing of the Original Form 8-K and therefore excluded from the Original Form 8-K in reliance on the instructions to Item 5.02, and (ii) Mr. Jackson’s appointment as a director of the Company, effective August 1, 2026. This Form 8-K/A does not amend any other item of the Original Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on February 24, 2026, the Board appointed Mr. Jackson to serve as the Company’s CEO, effective August 1, 2026. On July 28, 2026, the Board took action to expand Mr. Jackson’s responsibilities and, commensurate with such expansion, to also appoint Mr. Jackson as President of the Company, effective August 1, 2026, and to approve Mr. Jackson’s compensation arrangements for his role as President and CEO, in each case effective August 1, 2026. In his new role, Mr. Jackson will cease serving as the Company’s Chief Operating Officer.

Also on July 28, 2026, the Board approved an increase to the size of the Board from nine to ten directors and appointed Mr. Jackson as a member of the Board for a term expiring at the Company’s 2027 annual general meeting of shareholders and as a member of the Financial Operating Committee of the Board, in each case effective August 1, 2026. Mr. Jackson will not receive any compensation for his service on the Board or the Financial Operating Committee of the Board.

There are no family relationships between Mr. Jackson and any director or executive officer of the Company or person nominated or chosen by the Company to become a director or executive officer of the Company, and Mr. Jackson does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are also no arrangements or understandings between Mr. Jackson and any other person pursuant to which Mr. Jackson was selected as a director or officer of the Company or any of its subsidiaries.

In connection with his appointment as President and CEO, effective August 1, 2026, Mr. Jackson’s annual base salary will be increased to $900,000, and his target annual cash performance award under the Company’s reporting officer performance pay plan will be increased to 100% of his new base salary, with a target annual cash performance award pay range of 0% to 200% of his new base salary.

In connection with his appointment as President and CEO, Mr. Jackson will be granted (i) a one-time promotion equity award with an aggregate target value of $5,000,000, consisting of approximately 55% performance-vesting restricted stock unit awards subject to the Company’s 2026 long-term incentive plan, which will vest, if earned, following a three-year performance period, and approximately 45% time-vesting stock options, which will vest and become exercisable in four equal annual installments commencing on the first anniversary of the grant date, in each case subject to Mr. Jackson’s continuous service, and (ii) a one-time special incentive performance equity award with an aggregate target value of $3,000,000, consisting of performance-vesting stock options which will vest in two tranches upon the closing price of the Company’s ordinary shares trading at certain pre-specified levels for 30 consecutive trading days, subject in each case to completion of two years of continuous service as President and CEO. These awards may be subject to acceleration of vesting in certain customary circumstances. The exercise price per share of all stock options granted will be equal to the closing price of the Company’s ordinary shares on the date of grant, as reported on the Nasdaq Global Select Market.

In connection with his appointment as President and CEO, Mr. Jackson has entered into a new employment agreement with Alkermes, Inc., an indirect wholly-owned subsidiary of the Company (the “Employment Agreement”). In addition, Mr. Jackson will remain entitled to indemnification under his existing agreements with the Company and Alkermes, Inc.

Under the terms of the Employment Agreement, if, during the term of Mr. Jackson’s employment, his employment is terminated without Cause or for Good Reason (each capitalized term as defined in the Employment Agreement), and he thereafter signs a general release of claims, Alkermes will provide Mr. Jackson with severance benefits, as follows: over an eighteen-month period, he will receive an amount equal to one-and-a-half times the sum of (i) his then-base salary, plus (ii) the average of the annual cash incentive compensation he received for the prior two years (or, under certain circumstances, his target annual cash incentive compensation), and he will be entitled to continued participation in applicable health benefit plans during such eighteen-month period.

Additionally, under the terms of the Employment Agreement, if, during the twenty four-month period following a Change in Control (as such term is defined in the Employment Agreement), Mr. Jackson’s employment is terminated without Cause or for Good Reason, Mr. Jackson will be paid a pro-rata amount of his base salary for the year in which the termination occurs and a pro-rata amount of annual cash incentive compensation (based upon the average of his annual cash incentive compensation for the prior two years, or, under certain circumstances, his target annual cash incentive compensation) for the year in which the termination occurs. Additionally, Mr. Jackson will receive a lump sum payment equal to two times the sum of his then-base salary (or the base salary in effect at the time of the Change in Control, if higher), plus an amount equal to the average of the annual cash incentive compensation he received for the two immediately preceding years (or, under certain circumstances, his target annual cash incentive compensation). Mr. Jackson would also be entitled to continued participation in applicable health benefit plans for a period of eighteen months following the date of termination. The Employment Agreement also contains various standard restrictive covenants, including covenants relating to non-solicitation and confidentiality.

The foregoing is only a brief description of the Employment Agreement and is qualified in its entirety by reference to the Employment Agreement, which the Company plans to file as an exhibit to its Quarterly Report on Form 10-Q for the period ending September 30, 2026.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALKERMES PLC

Date: August 3, 2026	By:	/s/ David J. Gaffin
David J. Gaffin
Secretary